                                  [ICO LOGO]




                          11490 WESTHEIMER, SUITE 1000
                              HOUSTON, TEXAS 77077

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD OCTOBER 7, 1996


The Annual Meeting of Shareholders of ICO, Inc. ("ICO" or the "Company") will be held at the Westchase Hilton, located at 9999 Westheimer, Houston, Texas, on Monday, October 7, 1996 at 10:00 a.m. Central Daylight Savings Time, for the following purposes:

         1) To elect three Class II Directors to serve until the 1999 Annual Meeting of Shareholders and one Class III Director to serve until the 1997 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

         2)      To approve the ICO, Inc. 1996 Stock Option Plan;

         3) To approve the amendment and restatement of the 1993 non-employee directors stock option plan;

         4) To ratify and approve the selection of Price Waterhouse LLP as the Company's independent accountants for the ensuing fiscal year; and

         5) To consider and act upon any matters incidental to the foregoing purposes and transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of shares of Common Stock of record on the books of the Company at the close of business on August 23, 1996 will be entitled to vote at the meeting or any adjournment thereof.

         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE. A REPLY ENVELOPE IS PROVIDED FOR THIS PURPOSE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR IMMEDIATE ATTENTION IS REQUESTED IN ORDER TO SAVE YOUR COMPANY ADDITIONAL SOLICITATION EXPENSE.

By Order of the Board of Directors



Asher O. Pacholder                      Sylvia A. Pacholder
Chairman of the Board and               Chief Executive Officer,
Chief Financial Officer                 President & Secretary


Houston, Texas
August 29, 1996

                                   ICO, INC.

                          11490 WESTHEIMER, SUITE 1000
                              HOUSTON, TEXAS 77077
                                 (281) 721-4200


                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD OCTOBER 7, 1996


         The following information is submitted concerning the enclosed Proxy and the matters to be acted upon under authority thereof at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., Central Daylight Savings Time, on the 7th day of October, 1996, or any adjournment thereof, pursuant to the enclosed Notice of said meeting. The approximate date this Proxy Statement and the enclosed form of Proxy are first being sent to Shareholders is August 29, 1996.


                          INFORMATION CONCERNING PROXY

         The enclosed Proxy, even though executed and returned, may be revoked at any time prior to voting of the Proxy (a) by the execution and submission of a revised Proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the Proxy will be voted at the Annual Meeting.

         Unless contrary instructions are indicated on the enclosed Proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked or suspended before they are voted) will be voted
(1) for the selection of three nominees for Class II Directors and one Class III Director named below, (2) for the approval of the ICO, Inc. 1996 Stock Option Plan, (3) for the approval of the amendment and restatement of the 1993 non- employee directors stock option plan, and (4) for confirmation of the appointment of Price Waterhouse LLP to serve as independent accountants for the Company for the fiscal year ending September 30, 1996. In the event a Shareholder specifies a different choice by means of the enclosed Proxy, his shares will be voted in accordance with the specification so made.

         The cost of solicitation of Proxies will be borne by the Company. In addition to the use of mail, employees of the Company may solicit Proxies by telephone or other means. Upon request, the Company will reimburse brokers, dealers, bankers, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding Proxy materials to beneficial owners of shares of stock.


                               VOTING SECURITIES

         The securities of the Company entitled to vote at the meeting consist, as of August 23, 1996, of 19,624,845 shares of common stock, without par value. Only Shareholders of record on the books of the Company on that date will be entitled to vote at the meeting. All matters to be voted upon will be decided by the affirmative vote of the holders of a majority of the shares of ICO Common Stock present or represented at the meeting. In voting on such matters, each Shareholder is entitled to one vote for each of said shares. Under Texas law, an abstention should have the same legal effect as a vote against, but broker non-votes will not be counted for purposes of determining whether a majority has been achieved. A broker non-vote occurs if a broker or other nominee present in person or by proxy does not have discretionary authority and has not received instructions with respect to a particular item or does not cast a vote on that item for other reasons.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                      OF MORE THAN 5% OF OUTSTANDING STOCK

         The following table contains information concerning the security ownership of certain beneficial owners known to the management of the Company, based upon filings with the Securities and Exchange Commission, which own more than five percent of the Company's Common Stock at the close of business on August 23, 1996. Shareholders who are a party to the Shareholders Agreement described below, who individually are not record holders of more than five percent of the Company's Common Stock have not been set forth in the following table.


                                                         AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP              PERCENT OF CLASS
- ------------------------------------                    ----------------------             ----------------
Pacholder Associates
  8044 Montgomery Road, Suite 382
  Cincinnati, Ohio  45236 . . . . . . . . . . . . . . . . . 1,004,125   (1)(2)               5.0%   (1)(2)

William E. Willoughby
 607 U.S. Highway 202
 Far Hills, New Jersey 07931  . . . . . . . . . . . . . . . 2,362,159   (1)(3)              12.0%   (1)(3)

William C. Willoughby
   6250 Covered Bridge
   Pipersville, PA 18947-1508 . . . . . . . . . . . . . . . 1,175,072   (1)(4)               6.0%   (1)(4)

________________

(1) ICO, Inc., Dr. Asher O. Pacholder ("AOP"), Sylvia A. Pacholder ("SAP"), Robin E. Pacholder ("REP"), William J. Morgan ("WMJ"), Pacholder Associates, Inc. ("PAI"), PM Delaware, Inc. ("PMD") (AOP, SAP, REP, WMJ, PAI and PMD are collectively the "ICO Shareholders"), William E. Willoughby ("WEW"), Peggy S. Willoughby ("PSW"), William C. Willoughby ("WCW"), Regina S. Willoughby ("RSW"), Fred R. Feder ("FRF"), Theo J.M.L. Verhoeff ("TV") and Catherine Willoughby Stevens ("CWS"), (WEW, PSW, WCW, RSW, FRF, TV and CWS are collectively the "Wedco Shareholders") (the ICO Shareholders and the Wedco Shareholders are collectively the "Shareholders") are parties to a Shareholders Agreement, pursuant to which the Shareholders agreed to take all actions necessary or appropriate to cause the election of William
    E. Willoughby ("Willoughby"), Walter Leib ("Leib") and George S. Sirusas ("Sirusas") to the Board of Directors of ICO for terms ending on the date of ICO's annual shareholders meeting in 1996 in the case of Willoughby, the date of its annual shareholders meeting in 1997 in the case of Leib and Sirusas and to cause the reelection of Willoughby, Sirusas and Leib to the Board of Directors of ICO until the earlier of the time the Wedco Shareholders who are parties to the Shareholders Agreement, taken as a whole, beneficially own less than 1,500,000 shares of Common Stock of ICO or there is a "change in control" of ICO, when the ICO Shareholders who are parties to the Shareholders Agreement shall no longer be obligated to cause the reelection of such persons to the Company's Board of Directors ("Termination Date"). In addition, if Willoughby, Leib or Sirusas shall cease to serve as a director of ICO at any time prior to the Termination Date, the Shareholders will agree to take all actions necessary and appropriate to ensure that the vacancy created shall be filled by a person nominated by the other Wedco Shareholders who are parties to the Shareholders Agreement, subject to the consent of a majority of the full Board of Directors of ICO.

    In addition to the foregoing, all the ICO Shareholders who are parties to the Shareholders Agreement have granted irrevocable proxies coupled with an interest to Walter Leib and Edward N. Barol to vote their shares of Common Stock of ICO in favor to the slate of nominees for ICO's Board of Directors selected by the then incumbent members of the Board of Directors of ICO (the "Nominated Slate") and the Wedco Shareholders who are parties to the Shareholders Agreement granted substantially identical proxies to SAP and AOP to vote their shares of Common Stock of ICO also in favor of the Nominated Slate.

    The Shareholders Agreement also provides that with respect to Wedco Technology, Inc. ("Wedco"), a wholly owned subsidiary of ICO, SAP will be its President, Chief Executive Officer and a Director, AOP will be its Chairman of the Board, Chief Operating Officer and a Director, and Willoughby will be a Director. Pursuant to the Shareholders Agreement, Wedco's Articles of Incorporation were amended to provide that the Chairman of the Board, President, CEO, COO or any person who shall hold any other office, position or title having similar functions or authority to the functions of the Chairman of the Board, President, CEO or COO or who shall have equivalent operating authority of Wedco will be elected by a unanimous vote of the Wedco Board of Directors.

    The Shareholders Agreement also provides that if one or more of the ICO Shareholders or Wedco Shareholders who are parties to the agreement desire to sell 500,000 or more shares of ICO Common Stock (other than in connection with an underwritten public offering that would not result in a transfer or transfers of 500,000 or more shares of ICO Common Stock to any person or group of persons) such proposed sale shall not be effective unless the proposed transferee agrees to be bound as the successor to the transferor under the agreement.

    The Shareholders beneficially own 5,464,023 shares of ICO Common Stock.

(2) Includes warrants to acquire 282,879 shares of Common Stock and Convertible Exchangeable Preferred Stock convertible into 122,629 shares of Common Stock. Also includes the following ownership of PMD, a wholly owned subsidiary: 394,237 shares of Common Stock, warrants to acquire 102,879 shares of Common Stock and Convertible Exchangeable Preferred Stock convertible into 44,257 shares of Common Stock. Excludes the shares of any other Shareholder.

(3) Includes 149,139 shares held jointly with spouse, 704,865 shares owned by spouse, and 2,000 common shares upon exercise of stock options issuable under the 1993 non-employee directors stock option plan. Excludes the shares of any other Shareholder.

(4) Includes 94,065 shares owned by spouse, 51,273 shares either owned by minor son or held by self or spouse as a custodian for minor son. Excludes the shares of any other Shareholder.


                             ELECTION OF DIRECTORS

    Three Class II Directors and one Class III Director are to be elected at the Annual Meeting. The Class II Directors will hold office until the Company's 1999 Annual Meeting of Shareholders and the Class III Director will hold office until the 1997 Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified.

    Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote FOR the election of such other persons as may be nominated by the Board of Directors.

                           THE BOARD OF DIRECTORS AND
                       EXECUTIVE OFFICERS OF THE COMPANY

    The following is information concerning the director nominees, as well as other Class I, Class II and Class III Directors, whose terms are not expiring at the 1996 Annual Meeting, and Executive Officers as of August 29, 1996:

                                                                                              COMMON STOCK
                                                                                          BENEFICIALLY OWNED(1)
                                                                                     -----------------------------------
                               PRINCIPAL POSITION WITH THE            DIRECTOR                                 PERCENT
             NAME                        COMPANY              AGE      SINCE                SHARES             OF CLASS
- ------------------------------------------------------------------------------------------------------------------------
                                    Class I Directors Whose Terms Will Expire in 1998

 William E. Cornelius  (2)(3)            Director             47        1992            8,000  (6)                *

 Robin E. Pacholder                      Director             29        1993            6,822  (6)(9)(12)         *

 George S. Sirusas (2)                   Director             56        1996           17,285  (6)                *
- ------------------------------------------------------------------------------------------------------------------------
                       Class II Directors Nominees Whose Terms (if re-elected) Will Expire in 1999

 William J. Morgan  (2)(3)(4)            Director             41        1992        1,014,125  (5)(6)(12)        5.1%
 Sylvia A. Pacholder  (4)        Chief Executive Officer,     54        1993        1,889,881  (5)(6)(7)(8)      9.4%
                                  President, Secretary &                                       (12)
                                         Director
                                 Chief Executive Officer,
                                  President & Director -
                                Wedco Technology, Inc. (a
                                wholly owned subsidiary of
                                           ICO)

 William E. Willoughby                   Director             75        1996        2,362,159  (6)(12)          12.0%
- ------------------------------------------------------------------------------------------------------------------------
                                   Class III Directors Whose Terms Will Expire in 1997

 Asher O. Pacholder  (4)        Chairman of the Board and     58        1990        1,868,881  (5)(6)(7)(8)      9.3%
                                Chief Financial Officer &                                      (12)
                                        Director
                                  Chairman of the Board,
                                Chief Operating Officer &
                                     Director - Wedco
                                     Technology, Inc.

 John F. Williamson  (2)(3)              Director             58        1995            5,008  (6)                *

 Walter L. Leib(2)                       Director             66        1996            7,595  (6)(9)             *

                         Class III Director Nominee Whose Term (if elected) Will Expire in 1997

 James E. Gibson                         Director             31        1996            2,000  (6)                *
- ------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------
                                        Executive Officers Who Are Not Directors

 Jack Cave                       Senior Vice President -      61       n/a             96,000  (6)(11)            *
                                   Production Services

 Isaac H. Joseph                 Senior Vice President -      40        n/a            22,000  (6)                *
                                 Corporate Administration
                                        and Sales
 Richard J. Girndt               Senior Vice President -      39        n/a            29,900  (6)                *
                                   Exploration Services

 Gary L. Lancaster              Senior Vice President and     42        n/a            25,000  (6)                *
                                     General Counsel

 Curtis Mathews                  Senior Vice President -      52        n/a           32 ,000  (6)                *
                                  Corporate Development

 Kenneth L. Miller               Senior Vice President -      52        n/a            20,000  (6)                *
                                Corrosion Control Services
 Jon C. Biro                       Treasurer/Controller       30        n/a            24,000  (6)                *

 All Executive Officers and Directors as a Group                                    4,623,650  (10)             22.6%
 (17 persons)

__________________
(1) Except as otherwise indicated, the beneficial owner listed below has sole voting and investment powers with respect thereto.
(2)   Audit Committee Member
(3)   Compensation Committee Member
(4)   Executive Committee Member
(5) Share amounts include 204,380 shares of Common Stock and 180,000 shares of Common Stock which may be acquired through the exercise of warrants and 78,372 shares of common stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock, in each case held by a limited partnership, of which Dr. Pacholder and Mr. Morgan are general partners. Pursuant to certain Investment Advisory Agreements, Pacholder Associates, Inc. has sole voting and investment power over such securities. Share amounts also include 394,237 shares of Common Stock, 102,879 shares of Common Stock which may be acquired through the exercise of warrants and 44,257 shares of Common Stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock, in each case owned by a wholly-owned subsidiary of Pacholder Associates, Inc.
(6) Share amounts for Dr. Pacholder, Ms. S. Pacholder, Mr. Cave, Mr. Joseph, Mr. Girndt, Mr. Lancaster, Mr. Mathews, Mr. Miller and Mr. Biro include 60,000, 85,000, 18,000, 22,000, 15,500, 25,000, 32,000, 20,000 and 22,500
      shares of common stock, respectively, which are issuable upon exercise of stock options under the Company's employee stock option plans. Share amounts for Dr. Pacholder, Mr. Morgan, Mr. Cornelius, Ms. S. Pacholder, Ms. R. Pacholder, Mr. Sirusas, Mr. Willoughby, Mr. Leib, Mr. Gibson and Mr. Williamson include 6,000, 6,000, 8,000, 2,000, 6,000, 2,000, 2,000,
      2,000, 2,000 and 2,000 shares of common stock, respectively, that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
(7) Share amounts include 787,356 shares of Common Stock issued in connection with six acquisitions over which Ms. S. Pacholder and Dr. Pacholder share voting power. Ms. S. Pacholder and Dr. Pacholder disclaim beneficial ownership of these shares.
(8)   Includes 11,400 shares of Common Stock.
(9) Share amounts for Ms. R. Pacholder and Mr. Leib include 822 and 274 shares of Common Stock, respectively, which may be acquired upon conversion of Convertible Exchangeable Preferred Stock.

(10) Share amounts include 338,000 shares of Common Stock issuable upon exercise of stock options granted to certain officers and Directors under the Company's various stock option plans, 282,879 shares of Common Stock issuable upon exercise of warrants and 123,725 shares of Preferred Stock that are deemed to be beneficially owned by certain Directors as indicated in (5) and (9) above. Share amounts also include 787,356 shares of Common Stock over which certain Directors and officers share voting power as indicated in (7) above.
(11)  Includes 78,000 shares of Common Stock owned by Mr. Cave over which Ms.
      S. Pacholder and Dr. Pacholder share voting power pursuant to an irrevocable proxy.
(12) Director or Executive Officer is a Party to the Shareholders Agreement decribed in note (1) of "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF MORE THAN 5% OF OUTSTANDING STOCK". Except as set forth above and in "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF MORE THAN 5% OF OUTSTANDING COMMON STOCK", share amounts do not include the shares of common stock beneficially owned by other parties to the Shareholders Agreement.

*     Less than 1% of outstanding shares.

      William E. Cornelius has been an independent manufacturing consultant since 1991. For more than five years prior to 1991, Mr. Cornelius was Vice President/Partner of Young & Klein Technicraft, Inc, a printing company.

      Robin E. Pacholder has been Senior Vice President and Associate General Counsel with Pacholder Associates, Inc., an investment advisory firm, since 1994. Ms. R. Pacholder was an Associate with the law firm of Pachulski, Stang, Ziehl & Young from 1992 to 1994. Prior to that time, Ms. R. Pacholder attended and graduated with honors from the UCLA School of Law and was admitted to practice law in California in 1992. Ms. R. Pacholder is the daughter of Asher
O. Pacholder and Sylvia A. Pacholder.

      George S. Sirusas has been continuously employed by New Jersey Savings Bank, Somerville, New Jersey from 1983 and until the bank's merger with United Jersey Bank on September 22, 1995. He served as senior lending officer of the merged bank since 1986 and presently holds the position of Vice President and Commercial Lending Officer with the United Jersey Bank, now known as Summit Bank. Mr. Sirusas was a Wedco Technology, Inc. Director from 1984 until the April 1996 acquisition by ICO.

      William J. Morgan has been President and a Managing Director of Pacholder Associates, Inc., an investment advisory firm, for more than five years. He serves on the Board of Directors of USF&G Pacholder Fund, Inc., a closed-end mutual fund, Duckwall-Alco Stores, Inc., a midwestern retailer, Munsingwear, Inc., an apparel manufacturing company, and Kaiser Ventures, Inc., an environmental resources company.

      Sylvia A. Pacholder has been Chief Executive Officer of the Company since February 1995, President since November 1994, and Chief Executive Officer, President, and a Director of Wedco Technology, Inc. since May of 1996. From July 1994 to November 1994, Ms. Pacholder served as Executive Vice President - Operations, and from January 1994 to July 1994 she served as Vice President - Corporate Development of the Company. During 1993 Ms. S. Pacholder was Senior Vice President of Pacholder Associates, Inc. Prior to that time, Ms. S. Pacholder was a member of the faculty at the University of Cincinnati from 1984 to 1993, most recently as the head of the Department of Mathematics and Applied Sciences. Ms. S. Pacholder is the spouse of Asher O. Pacholder and the parent of Robin E. Pacholder.

      William E. Willoughby founded Wedco and was employed by Wedco as its Chairman of the Board and President from 1960 through April 1996. He has been a Director of ICO and Wedco Technology, Inc. since May 1996. He is also a Director TDT, Inc., which in 1988 acquired from Wedco the assets of Tri-Delta Technology, Inc. (formerly the Bottle Division of Wedco, Inc.).

      Asher O. Pacholder has been Chairman of the Board of Directors and Chief Financial Officer of the Company since February 1995 and Chief Operating Officer and a Director of Wedco Technology, Inc. since May of 1996. Dr. Pacholder has been Chairman of the Board and a Managing Director of Pacholder Associates, Inc. since 1983. He is Chairman of the Board of Directors of USF&G Pacholder Fund, Inc. and he serves on the boards of: Southland Corporation, which owns and operates convenience stores, Trump's Castle Associates, which owns and operates the Trump's Castle Casino Resort in Atlantic City, New Jersey, and AM International, Inc., a manufacturer and distributor of graphics equipment and supplies. Dr. Pacholder is the spouse of Sylvia A. Pacholder and the parent of Robin E. Pacholder.

      John F. Williamson has been Executive Vice President and Chief Financial Officer of Asset Allocation Concepts, Inc., an investment management company, since May 1995. From 1993 to 1994, Mr. Williamson was Vice President/Manager of Investments for American Life and Casualty Insurance Company. From 1990 to 1993, he was a financial consultant. Prior to that time Mr. Williamson was Senior Vice President/Treasurer and member of the Operating Committee for Community Federal Savings and Loan Association from 1985 to 1990. Mr. Williamson serves on the Board of Directors of USF&G Pacholder Fund. Mr. Williamson was appointed by the Board of Directors in June 1995 to fill the vacancy on the Board resulting from the death of John R. Howard.

      Walter L. Leib has been Senior Partner in the law firm of Leib, Kraus, Grispen & Roth, in Scotch Plains, New Jersey since its inception in 1971. Mr. Leib served as a Director from 1970 and General Counsel to Wedco from its inception in 1960, until the acquisition of Wedco by ICO in April 1996. Mr. Leib has served as a Director of ICO since May 1996.

      James E. Gibson has been employed as Senior Vice President of Pacholder Associates, Inc. since 1988. He was appointed to the Board of Directors of ICO in July 1996.

      Jack C. Cave has been principally employed as Senior Vice President - Production Services of ICO since January 1996. From August 1995 to January 1996, Mr. Cave was Director of Asset Utilization for ICO. From April 1994 to August 1995 he was Division Manager of Frontier Inspection Services for ICO. Prior to April 1994 Mr. Cave was President and General Manager of Frontier Inspection Services.

      Kenneth Miller has been principally employed as Senior Vice President - Corrosion Control Services of ICO since October 1995. From November 1994 to October 1995, Mr. Miller served ICO as Assistant Vice President - Corrosion Control Products. From October 1993 to October 1994, he was ICO's Louisiana Division Manger, and for the three years prior to October 1993, Mr. Miller served as the Gulf Coast Area Manager for Baker Hughes Tubular Services, Inc.

      Isaac H. Joseph has been principally employed as Senior Vice President - Corporate Administration and Sales of ICO since July 1996. From March 1995 to June 1996, Mr. Joseph was employed as Senior Vice President - Sales. From November 1994 to March 1995, he was ICO's Louisiana Division Manager. Mr. Joseph was ICO's Division Sales Manager for Louisiana from June 1994 to November 1994. From March 1992 to June 1994, Mr. Joseph was the Louisiana Sales Manager for Tuboscope Vetco International. From September 1991 to March 1994, he was a sales representative for Completion Accessories, Inc., an oilfield service company, in Louisiana. Prior to that time, he was Senior Sales Representative for Baker Hughes Vetco Services, an oilfield service company.

      Richard J. Girndt has been principally employed as Senior Vice President
- - Exploration Services since April 1996. From December 1994 to June 1995, he was Vice President - Research and Engineering. From October 1994 to December 1994, he was Assistant Vice President - Research and Engineering. From November 1993 to October 1994, he was Director of Engineering. Mr. Girndt started with ICO in November 1993 as Assistant Manager of UT Development.
Prior to that time, he was part owner of Tubular Ultrasound Corporation.

      Gary L. Lancaster has been principally employed as Senior Vice President and General Counsel of ICO since December 1995. For more than five years prior to that time, Mr. Lancaster was employed with Scurlock Permian Corporation, a subsidiary of Ashland Inc., including employment as Senior Attorney from July 1991 to December 1995.

      Curtis Mathews has been principally employed as Senior Vice President - Corporate Development of the Company since July 1995. From October 1994 to June 1995, Mr. Mathews was Vice President - Exploration Services of the Company. From October 1992 to September 1994, Mr. Mathews was employed as Regional Manager. For more than five years prior to that time, Mr. Mathews served as Domestic Inspection Manager for Baker Hughes Tubular Services, Inc.

      Jon C. Biro, a certified public accountant, has been principally employed as Controller of ICO since October 1994 and as Treasurer and Controller of ICO since April 1995. Prior to that time, Mr. Biro was a certified public accountant with Price Waterhouse LLP.

      The Board of Directors held five meetings during the year ended September 30, 1995. Each meeting was attended by all Directors. Each Director who is not an employee of the Company received an annual retainer of $10,000, and a Director's fee in the amount of $2,000 for each meeting of the Board or Committee of the Board actually attended and reimbursement of actual expenses incurred. In May of 1996, the compensation to be paid to Directors was modified. Under the new terms, each non-employee Director of ICO will be paid a fee of $15,000 per year. Additionally, each of these Directors will receive $1,000 per meeting attended. The Chairmen of the Audit and Compensation Committees will also receive an annual stipend of $2,000. In addition, each Director who is not an employee is a participant in the 1993 Non-Employee Director Stock Option Plan. Under the current terms of the plan, each non-employee Director is granted options to purchase 2,000 shares of Common Stock upon appointment to the Board of Directors and options to purchase 2,000 shares of Common Stock on the first business day after the date of each subsequent Annual Meeting of Shareholders.

      Standing Audit and Executive Committees met one and five times, respectively, during the past fiscal year. The Compensation Committee took action in writing on one occasion. All committee members were present. The functions of the Audit Committee include reviewing the engagement of the independent accountants, the scope and timing of the audit and certain non-audit services to be rendered by the independent accountants, examining the report of the independent accountants upon completion of their audit, and reviewing with the independent accountants and management the Company's policies and procedures with respect to accounting and financial controls. The Compensation Committee reviews and establishes compensation arrangements for Directors, officers and other employees and takes whatever action that may be required in connection with the Company's stock option plans. The functions of the Executive Committee include reviewing capital expenditure projects, assisting management in implementing consolidation plans relating to the acquisitions, and assisting management in developing and implementing strategic plans. The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by the Company to each of the five most highly compensated executive officers and directors and the Company's former Chairman and Chief Executive Officer during the fiscal year ended September 30, 1995.

                                             SUMMARY COMPENSATION TABLE
- -----------------------------------------------------------------------------------------------------------
                                            ANNUAL COMPENSATION              LONG-TERM
                                            -------------------             COMPENSATION
                                                                            ------------
 NAME AND                                                                    SECURITIES
 PRINCIPAL POSITION                                                          UNDERLYING       ALL OTHER
 ------------------                YEAR        SALARY          BONUS           OPTIONS      COMPENSATION(1)
                                   ----        ------          -----        -------------   ------------
 Sylvia A. Pacholder (3)           1995         $156,193        $125,000        50,000          2,300
  President and                    1994           78,564          75,000             0              0
  Chief Executive Officer          1993               --              --            --             --

 Asher O. Pacholder (3)            1995           94,327         100,000        30,000              0
  Chairman of the Board            1994               --              --            --             --
  & Chief Financial Officer        1993               --              --            --             --

 James P. Shanahan, Jr.  (2)       1995           83,011               0        30,000              0
  Chairman of the Board &          1994          158,958          75,000         6,000         16,336
  Chief Executive Officer          1993          131,833          75,000        30,000          1,583

 Isaac H. Joseph                   1995           78,126          37,500        10,000            781
   Senior Vice President           1994           18,423          17,000             0            100
   Sales                           1993               --              --            --             --

 Curtis Mathews                    1995           91,875          30,000        20,000          1,148
   Senior Vice President           1994           78,528          10,000             0          1,020
  Corporate Development            1993           77,940           8,100         4,000              0

 Kenneth Miller                    1995           74,145          20,000         6,000          1,834
   Senior Vice President           1994           58,872           2,000         2,000            816
  Corrosion Control Services       1993           58,872           3,954             0            809


(1) Includes the Company's matching contributions for fiscal 1995 to the Employee Stock Ownership Plan [the 401(k) Plan]. Also includes $14,583 paid to Mr. Shanahan in connection with the Company's relocation plan in 1994.
(2) Mr. Shanahan is no longer an employee or director of the Company; however, he currently has an acquisition and financing consulting agreement in effect with the Company for which he is paid $15,000 per month and reimbursement of certain relocation expenses. The agreement, which was effective in February 1995, is for not less than twelve months in duration and may be terminated in certain circumstances, including six months notice by either party.
(3) Effective June 14, 1996, the Company's Employment Agreements with Ms. Pacholder and Dr. Pacholder were amended. The termination date of both agreements was changed to December 31, 2001 from December 31, 1998. The term of the Employment Agreements is extended automatically from day to day until such time as either party gives written notice to the other that no further such automatic extensions shall occur, in which event employment terminates on a date five years after such notice has been given.

                       OPTIONS GRANTED DURING FISCAL 1995

      The following table sets forth stock options granted to the individuals named in the Summary Compensation Table during the fiscal year ending September 30, 1995 under the Company's 1985 and 1994 Stock Option Plans. Under the Securities and Exchange Commission ("SEC") regulations, companies are required to project an estimate of appreciation of the underlying shares of Common Stock during the option term. The Company has chosen the 5%, 10% formula approved by the SEC; however, the ultimate value will depend on the market value of the Company's Common Stock at a future date, which may or may not correspond to the projections below.

                                                                                                 POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
 INDIVIDUAL GRANTS                                                                               ANNUAL RATES OF STOCK
 ------------------------------------------------------------------------------                  PRICE APPRECIATION FOR
                                                                                                 OPTION TERM
                                                                                                 -----------------------
                                         % OF TOTAL OPTIONS
                              OPTIONS    GRANTED TO           EXERCISE PRICE      EXPIRATION
 NAME                         GRANTED    EMPLOYEES IN 1995    PER SHARE (1)       DATE              5%          10%
- ------------------------------------------------------------------------------------------------------------------------
 Sylvia A. Pacholder            50,000           11%          30,000 @ $5.00      10/14/2004      $93,334      $239,061
                                                              20,000 @ $4.75      12/02/2004       59,745       151,406

 Asher O. Pacholder             30,000            7%          $5.00               4/01/2005        94,334       239,061

 James P. Shanahan, Jr.         30,000            7%          $5.00               5/16/1995             0             0

 Isaac Joseph                   10,000            2%          1,500 @ $4.75       12/02/2004        4,481        11,355
                                                              2,500 @ $5.00       10/14/2004        7,861        19,922
                                                              6,000 @ $5.75       6/30/2005        21,697        54,984

 Curtis Mathews                 20,000            4%          $5.00               10/14/2004       62,889       159,374

 Kenneth Miller                  6,000            1%          1,000 @ $4.75       12/02/2004        2,987         7,570
                                                              5,000 @ $5.00       10/14/2004       15,722        39,844

(1)   Exercise price is the fair market value on the date of grant.

          FISCAL YEAR 1995 OPTION EXERCISES AND FISCAL YEAR-END VALUE

      The following table sets forth stock options exercised by the individuals named in the Summary Compensation Table during fiscal year 1995, and the number and value of all unexercised options at fiscal year end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's Common Stock on September 30, 1995.

                                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                           SHARES                          OPTIONS AT SEPTEMBER 30,      IN-THE-MONEY OPTIONS AT
 NAME                      ACQUIRED ON     VALUE           1995                          SEPTEMBER 30, 1995 (1)
                           EXERCISE        REALIZED (2)    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- -------------------------------------------------------------------------------------------------------------------
 Sylvia A. Pacholder           -0-              n/a                  52,000/0                         $2,500/0

 Asher O. Pacholder            -0-              n/a                  36,000/0                              0/0

 James P. Shanahan, Jr.       30,000           $21,250                    0/0                         33,750/0

 Isaac Joseph                  -0-              n/a                  10,000/0                            188/0

 Curtis Mathews                -0-              n/a                  20,000/0                              0/0

 Kenneth Miller                -0-              n/a                   8,000/0                            125/0

(1) Represents market value of the Company's Common Stock at September 30, 1995 less the exercise price.
(2) Based on market value of the Company's Common Stock on the date of the exercise of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

To:  The Board of Directors:

      The Company's policies with respect to compensation of executive officers are outlined as follows:

      Cash Compensation

           Base Salary - It is believed to be requisite that the Company pay base salaries to executive officers that are reflective of: (1) the individual's skills, business experience, and judgment; (2) the responsibilities and duties of the position; and (3) the interests of the Shareholders by assuring that well-qualified persons are attracted, motivated, and retained to manage the Company. In this respect, the salary levels established reflect the subjective judgment of the Committee on these matters.

           Bonus - Depending upon the operating results of the Company as a whole and taking into account the responsibilities and performance of the individual executive in the achievement of specific performance goals, discretionary bonuses may be paid to executive officers. However, bonuses are not awarded based upon any quantifiable goals or standards, but rather reflect the Committee's general, subjective view of the contribution of the particular individuals to the Company's operations.

      Long-Term Compensation

           Stock Options - Stock options to purchase Company stock, at the market price in effect at date of grant, may be granted by the Compensation Committee to executive officers to link their interests directly with those of other Shareholders while increasing their personal investment in the Company. Specific stock option targets have not been established for participants, but rather the Committee views the awards of stock options as an incentive for future performance and grants participants ownership positions through options which it believes are consistent with each participant's current and expected future responsibilities.

      With respect to the base salary granted to the Chief Executive Officers in 1995, the Compensation Committee took into account the overall individual skill, business experience and judgment of each Chief Executive Officer as well as an assessment by the Compensation Committee of each Chief Executive Officer's individual performance including the areas of corporate acquisitions, increased sales volume of the Company, and overall increases in market share in the Company's various lines of business. The Compensation Committee also compared the compensation levels of chief executive officers of companies of similar size that operate in the oilfield service industry. The companies with which these comparisons were made are not necessarily the same as the index of 14 oil service companies which are utilized in the performance graph.

                                            COMPENSATION COMMITTEE

                                            William E. Cornelius
                                            William J. Morgan
                                            John F. Williamson

STOCK PERFORMANCE CHART (1)

      The following chart compares the yearly percentage change in the cumulative total Shareholder return of the Company's common stock during the five years ended September 30, 1995 with: (1) the cumulative total return of the NASDAQ Composite Stock Index (U.S.); (2) an index of 14 oil service companies (Oilfield Services and Equipment Industry Index); and (3) the cumulative total Shareholder return on the Company's only publicly-held, domestic competitor, Tuboscope Vetco International Corporation (Tuboscope).

                            STOCK PERFORMANCE CHART



                                    [CHART]



- --------------------------------------------------------------------------------
   YEAR            ICO           NASDAQ       OILFIELD SVCS          TUBO
- --------------------------------------------------------------------------------
   1990            100            100              100               100
- --------------------------------------------------------------------------------
   1991            177            157               93                94
- --------------------------------------------------------------------------------
   1992             45            176               96                78
- --------------------------------------------------------------------------------
   1993             45            231              104                92
- --------------------------------------------------------------------------------
   1994            134            233               90                69
- --------------------------------------------------------------------------------
   1995             73            320              109                65
- --------------------------------------------------------------------------------


(1) Assumes $100 invested on September 30, 1990 and all dividends reinvested. Data supplied by NASDAQ and Value Line Institutional Services.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. William J. Morgan, William E. Cornelius, and John F. Williamson.

      Dr. Pacholder and Mr. Morgan are each Directors of the Company and are executive officers of Pacholder Associates, Inc.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Officers, Directors, and greater than 10% Shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during fiscal 1995, all Section 16(a) filing requirements applicable to its Directors, officers and greater than 10% beneficial owners were met.

                APPROVAL OF THE ICO, INC. 1996 STOCK OPTION PLAN

      ICO first adopted a stock option plan for employees in 1985 which eventually covered 310,000 shares of ICO Common Stock. The 1985 plan has expired by its terms. In 1994 the Company adopted a stock option plan which covered 400,000 shares of ICO Common Stock. In 1995 the Company adopted a stock option plan which covered 400,000 shares of ICO Common Stock. A cumulative total of only 21,200 shares remain available for grant under the 1994 and 1995 plans. The Board of Directors of the Company has determined that it would be in the best interests of the Company to continue the stock option program through the adoption of the ICO, Inc. 1996 Stock Option Plan (the
"1996 Stock Option Plan"). Therefore, the Board of Directors adopted the 1996 Stock Option Plan on August 29, 1996 subject to approval of ICO shareholders at the Annual Meeting. The 1996 Stock Option Plan provides for the issuance of both incentive stock options and nonqualified stock options to all individuals who perform services for the Company and who are treated as employees for federal income tax purposes ("Eligible Employees").

      The following description is qualified in its entirety by reference to the text of the 1996 Stock Option Plan, which is set forth in Exhibit "A" to this Proxy Statement.

PURPOSE OF THE PLAN

      The purpose of the 1996 Stock Option Plan is to promote the interests of ICO and its shareholders by providing a means for Eligible Employees of ICO and its subsidiaries to acquire a proprietary interest in ICO, thereby strengthening ICO's ability to attract capable management personnel and provide an inducement for Eligible Employees to remain employed by ICO or its subsidiaries and to perform at their maximum levels. Also, the plan will allow options to be granted to employees of Wedco Technology, Inc., acquired by the Company in April 1996. These employees' stock options, held prior to the acquisition, were redeemed in connection with the transaction.

ELIGIBILITY

      Options under the 1996 Stock Option Plan may be granted to Eligible Employees of ICO and its subsidiaries.

SECURITIES TO BE UTILIZED

      The maximum number of shares of ICO Common Stock for which options may be granted under the 1996 Stock Option Plan is 800,000 (subject to antidilution provisions). Shares delivered by ICO pursuant to the exercise of options may be authorized but unissued shares of Common Stock, previously acquired treasury shares, or a combination thereof. Shares subject to options which expire or are terminated shall again be available for the granting of other options under the 1996 Stock Option Plan.

PLAN ADMINISTRATION AND TERMINATION

      The 1996 Stock Option Plan will be administered by a committee (the "Committee") designated by the Board of Directors. The Committee shall be comprised of not less than two "outside directors," as such term is defined in
the Income Tax Regulations.   The Board of Directors will have the ability to
amend the 1996 Stock Option Plan at any time without further shareholder approval unless such amendment would cause the 1996 Stock Option Plan to cease to satisfy any applicable conditions of Rule 16b-3. Unless earlier terminated, the 1996 Stock Option Plan will continue in effect until August 29, 2006.

PRICE, EXERCISE PERIOD AND VESTING OF OPTIONS

      The Committee will determine the exercise price and exercise schedule for options granted under the 1996 Stock Option Plan. If the Company grants an incentive stock option to an Eligible Employee who owns, directly or indirectly, Common Stock of ICO representing more than 10% of the total combined voting power of all classes of stock of the Company, the option price must equal at least 110% of the fair market value on the date of grant and the term of such option shall not be greater than five years from the date of grant. The fair market value of the Common Stock will be the closing price of ICO Common Stock on the NASDAQ/National Market System for the most recent day of trading. On August 27, 1996, the closing price of ICO Common Stock was $5-7/16 per share.

      The maximum number of shares of Common Stock with respect to which options may be granted to any employee during each fiscal year is 80,000.

      Payment for shares purchased upon exercise of an option shall be made in cash or securities or in such other form as may be determined by the Committee.

FEDERAL INCOME TAX CONSEQUENCES

      Deductibility. Recently enacted provisions of the Internal Revenue Code limit the Company's income tax deduction for non-performance based compensation paid to the five highest paid executive officers to $1 million per year. The taxable portion of a non-qualified option ordinarily constitutes compensation which may be deducted by the Company. The Plan has been designed to allow this compensation element to be classified as performance based so as to ensure the Company the full income tax deduction otherwise available.

      Incentive Stock Options. The Company intends that certain of the options granted under the Plan will qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming that the options are so qualified, the tax consequences of the Plan will vary depending on whether certain holding period requirements are met.

      If an optionee acquiring stock pursuant to an incentive stock option does not dispose of the stock until at least one year after the transfer of the stock to the optionee and at least two years from the date of grant of the option, then, subject to the alternative minimum tax rules discussed below, there will be no tax consequences to the optionee or to the Company when the incentive stock option is granted or when it is exercised.

      If stock acquired upon exercise of an option is sold by the optionee and the holding period requirements described in the preceding paragraph have not been met, the federal income tax consequences to the optionee and the Company will be as follows: first, the optionee will be required to report, on his or her federal income tax return for the year in which the sale occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the purchase price at which the stock was acquired (the Company will generally be entitled to a compensation deduction in an equivalent amount). Next, for purposes of determining gain or loss upon sale of the stock an amount equal to this compensation income will be added to the exercise price of the stock and the total will be the optionee's adjusted basis of the stock. Gain or loss will be determined, based upon the difference between the optionee's adjusted basis of the stock and the net proceeds of the sale, and the optionee will be required to report such gain or loss as long-term or short-term (depending on how long the optionee held the stock) capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

      Although an optionee who receives an incentive stock option under the Plan realizes no taxable income when the optionee receives or exercises the incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price results in an adjustment in computing alternative minimum taxable income for purposes of Sections 55 et. seq. of the Code, which may trigger alternative minimum tax consequences for optionees. Any alternative minimum tax that is payable may ultimately be credited against taxed owed upon disposition of the stock.

      Nonqualified Stock Options. The Company may also grant nonqualified stock options under the Plan. In general, there will be no tax consequences to the optionee or the Company when the option is granted. Upon exercise of the option, the optionee will be required to report, on his or her federal income tax return for the year in which the exercise occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price (the Company will generally be entitled to a compensation deduction in an equivalent amount).

      The foregoing is only a summary of the federal income tax rules applicable to options granted under the Plan and is not intended to be complete. In addition, this summary does not discuss the effect of the income or other tax laws of any state or foreign country in which a participant may reside.

      The Board of Directors recommends that shareholders vote FOR the proposal to approve the ICO, Inc. 1996 Stock Option Plan.

            PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE
                 1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

      On April 13, 1993, the Board of Directors adopted, subject to Shareholder approval, the Company's 1993 Stock Option Plan for Non-employee Directors ("1993 Director Plan"). The Company's Shareholders approved the 1993 Director Plan at the 1993 Shareholders' Meeting. The Board of Directors approved the amendment and restatement of the 1993 Director Plan on August 29, 1996. A copy of the Amended and Restated 1993 Director Plan is attached hereto as Exhibit "B". The material features of the 1993 Stock Option Plan for Non-employee Directors are discussed below.

GENERAL

      The purpose of the 1993 Director Plan is to retain the services of qualified and competent non-employee Directors upon whose efforts and judgment the continuing development and financial success of the Company will be largely dependent. In furtherance of this purpose, the 1993 Director Plan authorizes the granting of stock options ("Director Options") to purchase Common Stock to such non-employee Directors. Director Options granted to non-employee Directors will be in addition to, and not in lieu of, other benefits received by Directors.

Each non-employee Director eligible to participate in the 1993 Director Plan currently receives, on the first business day after the date of each annual Meeting of Shareholders of the Company, an option to purchase 2,000 shares of Common Stock at the exercise price per share equal to the fair market value of the Common Stock on the date of grant. Each option expires ten (10) years after the date of grant.

      In addition, the 1993 Director Plan provides that any non-employee Director of the Company who is elected to the Board of Directors at other than an Annual Meeting of Shareholders, will be granted an option for 2,000 shares of Common Stock on the date such non-employee Director is so elected as a Director, at the exercise price of 100% of the fair market value of the Common Stock on the date such non-employee Director is elected.

A total of 80,000 shares of Common Stock are reserved for issuance upon exercise of options granted pursuant to the 1993 Director Plan.

The 1993 Director Plan is administered by the Compensation Committee, which is presently comprised of Messrs. Cornelius, Morgan, and Williamson.

TERMS AND CONDITIONS OF OPTIONS

      An option may be exercised six months and one day after the date of grant.

      The exercise price of an option may be paid in cash, certified or cashier's check, money order or by delivery of already-owned shares of Common Stock having a fair market value equal to the exercise price, or by delivery of a combination of the above.

      No option is assignable or transferable, other than by will or by the laws of descent and distribution.

      An option shall terminate on the earliest to occur of (i) thirty (30) days after the date that an Optionee ceases to be a Director regardless of the reason therefor other than as a result of such termination by death of the Optionee; (ii) one year after the date that an Optionee ceases to be a Director by reason of death of the Optionee, or six months after the Optionee shall die if that shall occur during such thirty-day period described in (i); or (iii) the tenth (10th) anniversary of the date of grant of the option.

      To prevent dilution of the rights of a holder of an option, the 1993 Director Plan provides for the adjustment of (i) the number of shares upon which options may be granted; (ii) the number of shares subject to outstanding options; and (iii) the exercise price of an option, in the event of any subdivision or consolidation of shares of Common Stock, any stock dividend, recapitalization or other capital adjustment.

FEDERAL INCOME TAX CONSEQUENCES

      The grant of an option will not be taxable to an optionee. Generally, upon the exercise of an option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of Common Stock received over the exercise price. The Company will not be entitled to a deduction for federal income tax purposes for the granting of an option. The taxable income recognized by an optionee upon the exercise of an option will be treated as compensation income, subject to withholding, and the Company will be entitled to a corresponding tax deduction for compensation expense in the year of exercise. When the shares of Common Stock received upon the exercise of an option subsequently are disposed of in a taxable transaction, the optionee generally will recognize capital gain (or loss) in the amount by which the amount realized exceeds (or is less than) the fair market value of the Common Stock on the date the option was exercised; such capital gain or loss will be long-term or short-term, depending upon the optionee's holding period following the exercise of the options.

PROPOSED AMENDMENTS

      The 1993 Director Plan has been amended and restated to, among other things, (i) increase the number of shares subject to options which can be granted under the 1993 Director Plan from 80,000 to 160,000 shares; (ii) increase the number of shares issuable upon each annual grant of options to non-employee Directors from 2,000 shares to 5,000 shares; and (iii) to allow the committee administering the 1993 Plan to allow for the transferability of any option previously granted or to be granted under the 1993 Director Plan.

      The following table describes the benefits that would be received by the eligible Directors under the 1993 Director Plan, assuming certain values set forth in the footnotes to the table. The Executive Officers as a group and all non-executive employees as a group would not receive any benefits under the 1993 Director Plan. Messrs. Morgan, Cornelius, Williamson, Leib, Willoughby, Sirusas, Gibson and Ms. R. Pacholder are the only individuals presently entitled to receive benefits under the 1993 Non-Employee Director Plan.

                                                                POTENTIAL REALIZED VALUE (*/SHARE) AT ASSUMED
                                                                 ANNUAL RATES OF STOCK PRICE APPRECIATION FOR
                                                                                   OPTION TERM
                                                             ----------------------------------------------------
                                                OPTIONS TO
 PLAN NAME                                      BE GRANTED             0%               5%               10%
- -----------------------------------------------------------------------------------------------------------------
 1993 Stock Option Plan for Non-Employee          40,000           0                  136,785           346,639
 Directors

*The market value of the Common Stock on August 27, 1996 was $5-7/16 per share and was the assumed exercise price for the options. Neither the dollar value of the option nor the benefits or amounts which would have been received by or allocated to the last fiscal year are determinable.

      The Board of Directors believes that the 1993 Director Plan benefits the Company and its Shareholders by further aligning long-term interests of the non-employee Directors with those of the Shareholders and by reducing the possibility that one or more Directors will engage in an activity competitive with and harmful to the Company's business and future performance. The Board of Directors also believes that grants under the plan are a favorable method to the Company for compensating the recipients for past contributions to the Company's success, as well as for anticipated contributions in the future.

APPROVAL

     The proposals to adopt ICO's 1996 Stock Option Plan and to amend and restate the 1993 Director Plan adopted by the Board of Directors each require approval by the holders of a majority of the outstanding shares of Common
Stock represented at the 1993 Annual Meeting in person or by Proxy. Proxies will be voted for or against such proposal in accordance with the specification marked thereon, and, if no specification is made, will be voted in favor of such proposal.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

      Price Waterhouse LLP, independent accountants, examined the Company's consolidated financial statements for the fiscal year ended September 30, 1995, and, in connection with their audit function, reviewed the Company's Annual Report to Shareholders and certain of its filings with the Securities and Exchange Commission. The Board of Directors has re- employed the firm of Price Waterhouse LLP as independent accountants for the Company for fiscal 1996, subject to Shareholders' ratification at the Annual Meeting. If ratification is not obtained, the Board intends to continue the employment of Price Waterhouse LLP at least through fiscal 1996. Representatives of Price Waterhouse LLP will be present at the Annual Shareholders' Meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions at the Annual Shareholders' Meeting.

                             CERTAIN TRANSACTIONS

      In connection with the April 30, 1996 merger of Wedco Technology, Inc. into a wholly owned subsidiary of the Company, Wedco and William E. Willoughby entered into a ten-year non-compete agreement and a five-year consulting agreement. As consideration, Mr. Willoughby will receive $300,000 payable in 60 equal monthly installments for the non-compete agreement and $240,000 per year, payable monthly, for consulting services. Mr. Willoughby and Wedco are also parties to a salary continuation agreement which provides that Mr. Willoughby's spouse will be paid a survivorship benefit of $150,000 for five years if Mr. Willoughby predeceases his spouse at a time when he is serving as a consultant to Wedco or ICO, provided however, such payment shall terminate upon the earlier to occur of the death of his spouse or April 30, 2001. As of August 27, 1996, Wedco had outstanding a non-interest bearing receivable due from Mr. Willoughby of approximately $66,000.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

      A Shareholder intending to submit a proposal to be presented at the 1997 Annual Meeting of Shareholders must deliver such proposal in writing to the Company's executive officers no later than June 2, 1997.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

      The Company knows of no matters other than those above stated which are to be brought before the Annual Meeting. It is intended that the persons named in the Proxy will vote your stock according to their best judgment if any other matters do properly come before the Meeting.


      Whether or not you intend to be present at this meeting, you are urged to return this Proxy promptly. If you are present at the meeting and wish to vote your stock in person, this Proxy shall, at your request, be returned to you at the meeting.


By Order of the Board of Directors


Asher O. Pacholder                      Sylvia A. Pacholder
Chairman of the Board and               Chief Executive Officer,
Chief Financial Officer                 President & Secretary



Dated:  August 29, 1996

                                  EXHIBIT "A"

                                   ICO, INC.
                             1996 STOCK OPTION PLAN


                                   ARTICLE 1

                                   Objectives

         ICO, Inc. ("ICO" or the "Company") has established this Stock Option Plan, effective August 29, 1996, as an incentive to attract and retain dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting the Company's objectives and to encourage ownership of the Company's Common Stock by employees.

                                   ARTICLE 2

                                  Definitions

2.1 For purposes of the Plan, the following terms shall have the definition which is attributed to them below, unless another definition is clearly indicated by a particular usage and context:

         A.  "Code" means the Internal Revenue Code of 1986, as amended.

         B. The "Company" means ICO and any subsidiary of ICO as the term "subsidiary" is defined in Section 424(f) of the Code.

         C. "Date of Exercise" means the date on which the Company has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price.

         D. "Date of Grant" means the date on which the Committee makes an award of an Option.

         E. "Eligible Employee" means any individual who performs services for the Company and is treated as an employee for federal income tax purposes.

         F. "Fair Market Value" means the last sale price reported on any stock exchange or over-the-counter trading system on which Shares are trading on the last trading day prior to a specified date or, if no last sale price is reported, the average of the closing bid and asked prices for a Share on the last trading day prior to any specified date. If no sale has been made on such prior trading day, then prices on the last preceding day on which any such sale shall have been made shall be used in determining Fair Market Value under either method prescribed in the previous sentence.

         G. "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.

         H. "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

         I.  "Option"   means the right to purchase a stated number of Shares
             at a specified price. The Option may be granted to an Eligible Employee, subject to the terms of this Plan and to such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

         J. "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant in the case of an Incentive Stock Option.

         K. "Permanent and Total Disability" means any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         L. "Plan" means this 1996 Stock Option Plan as it may be amended from time to time.

         M. "Share" means one share of the Common Stock, no par value, of the Company.

                                   ARTICLE 3

                                 Administration

3.1 The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors. The Committee shall be comprised solely of three or more Directors, each of whom shall be (i) a "disinterested person" as defined under Rule 16b-3 ("Rule 16b-3") of the Securities and Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Each Director serving on the Committee shall be ineligible to receive options under this Plan and none shall have, within the twelve months prior to their appointment to the Committee and while serving on such Committee, received options or an interest in other shares pursuant to any plans of the Company or any of its affiliates. Notwithstanding the foregoing, to the extent relevant state law now or hereafter permits, the Committee may be comprised solely of two or more such Directors.

         Actions shall be taken by a majority of the Committee.

3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

         A.  determine which Eligible Employees shall be granted Options;

         B. determine the number of Shares which may be subject to each Option;

         C.  determine the Option Price;

         D.  determine the term of each Option;

         E. determine whether each Option is an Incentive Stock Option or Nonqualified Stock Option;

         F. interpret the provisions of the Plan and decide all questions of fact arising in its application; and

         G. prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may be incurred through any claim or cause of action.

                                   ARTICLE 4

                             Shares Subject to Plan

4.1 The Shares that may be made subject to Options granted under the Plan shall not exceed 800,000 Shares in the aggregate. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without having been completely exercised, the Shares which were subject to such Option may again be subject to other Options.

4.2 The maximum number of Shares with respect to which Options may be granted to any employee during each fiscal year of the Company is 80,000. If an Option is canceled, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee. If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

                                   ARTICLE 5

                              Granting of Options

         Subject to the terms and conditions of the Plan, the Committee may, from time to time prior to August 29, 2006, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                   ARTICLE 6

                                Terms of Options

6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant. The Committee in its sole discretion may establish different exercise schedules and impose other conditions upon exercise and vesting for any particular Option or groups of Options on the Date of Grant.

6.2 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

6.3 In the event that the Company shall, pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Optionee not less than 40 days prior to the anticipated effective date of the proposed transaction, and his or her Option shall become fully (100%) vested and, prior to a date specified in such notice, which shall not be more than ten days prior to the anticipated effective date of the proposed transaction, each Optionee shall have the right to exercise his or her Option to purchase any or all Shares then subject to such Option, including those, if any, which by reason of other provisions of the Plan have not then become available for purchase. Each Optionee, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event such Optionee need not make payment for the Shares to be purchased upon exercise of such Option until five days after written notice by the Company to such Optionee that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Shares not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this paragraph, such vesting shall be deemed annulled, and the original vesting schedule set forth shall be reinstituted, as of the date of such abandonment.

                                   ARTICLE 7

                              Exercise of Options

         Any person entitled to exercise an Option, in whole or in part, may do so by delivering a written notice of exercise to the Company, attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the Option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.

                                   ARTICLE 8

                            Payment of Option Price

8.1 Payment of the Option price may be made in cash, by the tender of Shares, or both, or in such other form as may be determined by the Committee. Shares tendered shall be valued at their Fair Market Value on the Date of Exercise.

8.2 Payment through tender of Shares may be made by instruction from the Optionee to the Company to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised.

                                   ARTICLE 9

             Incentive Stock Options and Nonqualified Stock Options

9.1 The Committee in its discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, the Incentive Stock Option shall be subject to the following specific provisions:

         A. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then:

             (i) the Option Price must equal at least 110% of the Fair Market Value on the Date of Grant, and

             (ii) the term of the Option shall not be greater than five years from Date of Grant.

         B. The aggregate Fair Market Value of Shares (determined at the Effective Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by the Company shall not exceed $100,000.

9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                   ARTICLE 10

                           Transferability of Option

         During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution. In addition, the Committee may allow for the transferability of any option granted pursuant to this Plan.

                                   ARTICLE 11

                             Termination of Options

11.1     An Option may be terminated as follows:

         A. During the period of continuous employment with the Company, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

         B. Upon termination of employment for any reason, the then exercisable portion of any Option will terminate upon the earlier of (i) the first business day following expiration of the three month period after the date of termination, or (ii) the option expiration date set forth in the Option Agreement. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be a termination of employment.

         C. If an Eligible Employee holding an Option dies or becomes subject to a permanent and total Disability while employed or within three months after termination of employment, such Option may be exercised, to the extent exercisable on the date of the occurrence of the event which triggers the operation of this paragraph, at any time by the estate or guardian of such person or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution until the earlier of (i) the date which in one year after the date of such death or occurrence of Permanent and Total Disability, or (ii) the option expiration date set forth in the Option Agreement.

11.2 The Committee may, at any time prior to three months after the date of separation of employment, provide that particular Options not be affected by such termination and continue in force whether or not exercisable at the date of such termination of employment until the option expiration date set forth in the Option Agreement or any date prior thereto.

11.3 Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of separation of employment allow the eligible Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day of separation of employment. In addition, notwithstanding anything contained herein, no Option may be exercised in any event after the expiration of ten years from the date of grant of such Option.

                                   ARTICLE 12

                     Adjustments to Shares and Option Price

12.1 In the event of changes in the outstanding Common Stock of the Company as a result of stock dividends, splitups, recapitalizations, combinations of Shares, exchanges of Shares or such other transaction, the number and class of Shares and price per share for each Option covered under the Plan and each outstanding Option shall be correspondingly adjusted by the Committee.

12.2 The Committee shall make appropriate adjustments in the Option price to reflect any spin-off of assets, extraordinary dividends or other distributions to Shareholders.

12.3 In the event of the dissolution or liquidation of the Company or any merger, consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Option shall terminate as of a date fixed by the Committee, provided that not less than 20 days written notice of the date of expiration shall be given to each holder of an Option and that each such holder shall have the right during such period following notice to exercise the Option as to all or any part of the Shares for which it is exercisable at the time of such notice. The Committee, in its sole discretion, may provide that Options in such circumstances may be exercised to an extent greater than the number of Shares for which they were exercisable at the time of such a notice.

                                   ARTICLE 13

                               Option Agreements

13.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

13.2 Each Optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the Optionee's own behalf and on behalf of the Optionee's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                   ARTICLE 14

                      Amendment or Discontinuance of Plan

14.1 The Board of Directors may at any time amend, suspend, or discontinue the Plan; provided, however, that except as otherwise permitted by Rule 16b-3 and Section 162(m), no amendments by the Board of Directors shall, without further approval of the shareholders of the Company:

         A.  change the class of Eligible Employees;

         B. except as provided in Articles 4 and 12 hereof, increase the number of Shares which may be subject to Options granted under the Plan; or

         C. cause the Plan or any Option granted under the Plan to fail to (i) qualify for exemption from Section 16(b) of the Act, (ii) be excluded from the $1 million deduction limitation imposed by
             Section 162(m), or (iii) qualify as an "Incentive Stock Option" as defined by Section 422 of the Internal Revenue Code.

14.2 No amendment or discontinuance of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

                                   ARTICLE 15

                                 Effective Date

         The Plan shall become effective on August 29, 1996, having been adopted by the Board of Directors on that date.


                                   ARTICLE 16

                                 Miscellaneous

16.1 Nothing contained in this Plan or in any action taken by the Board of Directors or Shareholders of the Company shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement respecting the Option in conformance with the provisions of the Plan.

16.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option, but in no event shall the Company be obligated to issue certificates more often than once each quarter in each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a Shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until the Company, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which the Company securities shall then be listed as well as any other requirements of law.

16.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with
         Article 14; provided, however, that it shall otherwise terminate ten years after the Effective Date.

                                  EXHIBIT "B"

                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                                       OF
                                   ICO, INC.


1.       Purpose.   The purpose of this Plan is to advance the interests of
         ICO, Inc., a Texas corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent Directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

2.       Definitions.   As used herein, the following terms shall have the
         meaning indicated:

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Committee" shall mean those members of the Board who are not Eligible Persons.

         (c) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 4(c) hereof.

         (d) "Director" shall mean a member of the Board.

         (e) "Eligible Person(s)" shall mean those persons who are Directors of the Company and who are not employees or officers of the Company or a Subsidiary.

         (f) "Fair Market Value" of a Share on any date of reference shall be the Closing Price on the business day immediately preceding such date. For this purpose, the Closing Price of the Shares on any business day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of Shares on such exchange, as reported in any newspaper of general circulation, (ii) if Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Shares on such system, (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for Shares on at least five of the ten preceding business days, or (iv) in lieu of the above, if actual transactions in the Shares are reported on a consolidated transaction reporting system, the last sales price of the Shares on such system. If there is no Closing Price as determined above, the Fair Market Value shall be determined by any fair and reasonable means prescribed by the Committee.

         (g) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or as it may be amended from time to time.

         (h) "Non-incentive Stock Option" shall mean an option that is not an incentive stock option as defined in Section 422A of the Internal Revenue Code.

         (i) "Option" (when capitalized) shall mean any option granted under this Plan.

         (j) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

         (k) "Plan" shall mean this 1993 Stock Option Plan for Non-employee Directors of ICO, INC., as amended and restated August 29, 1996.

         (l) "Share(s)" shall mean a share or shares of the Common Stock, no par value, of the Company.

         (m) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.       Shares and Options.   The maximum number of Shares to be issued
         pursuant to Options under this Plan shall be ONE HUNDRED SIXTY THOUSAND (160,000) Shares, such number having been adjusted for all previous stock splits, from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may not thereafter be granted covering such Shares. Any Option granted hereunder shall be a Non-incentive Stock Option.

4.       Automatic Grant of Options.

         (a) Options shall automatically be granted to Eligible Persons as provided in this Section 4. Each Option shall be evidenced by an option agreement (an "Option Agreement") and shall contain such terms as are not inconsistent with this Plan or any applicable law. Any person who files with the Board, in a form satisfactory to the Board, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

         (b) The Options automatically granted to Directors under this Plan shall be in addition to regular Director's fees or other benefits with respect to the Director's position with the Company or its subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director.

         (c) Options shall be automatically granted as follows:

             (i) each Director who is an Eligible Person on the first business day after the date of the 1996 Annual Meeting of Shareholders of the Company, on that date shall automatically receive an Option for FIVE THOUSAND (5,000) Shares, such date being the Date of Grant of such Option;

             (ii) each Director who is an Eligible Person on the first business day after the date of each subsequent Annual Meeting of Shareholders of the Company, commencing with the Annual Meeting of Shareholders held in 1997, on that date shall automatically receive an Option for FIVE THOUSAND (5,000) Shares, such date being the Date of Grant of such Option; and

             (iii) each Eligible Person who is elected a Director by the Company's Shareholders or the Board of Directors (not previously being a Director) on a date other than the date of the Annual Meeting of Shareholders of the Company shall be granted an Option for FIVE THOUSAND (5,000) Shares on the date of such Eligible Person's election as a Director, such date being the Date of Grant for such Option.

         (d) Any Option that may be granted pursuant to subparagraph (c) may be exercised six months and one day after the Date of Grant. Notwithstanding the foregoing sentence, no Option shall be exercisable until six months after the Company's Shareholders approve the Plan.

         (e) Except for the automatic grants of Options under subparagraph (c) of this Section 4, no Options shall otherwise be granted hereunder, and the Board shall not have any discretion with respect to the grant of Options within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

5.       Option Price.   The option price per Share of any Option shall be one
         hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

6.       Exercise of Options.   An Option shall be deemed exercised when (i)
         the Company has received written notice of such exercise in accordance with the terms of the Option Agreement, (ii) full payment of the aggregate Option Price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements. Pursuant to procedures approved by the Committee, tax withholding requirements, at the option of an Optionee, may be met by withholding Shares otherwise deliverable to the Optionee upon the exercise of an Option. Unless further limited by the Committee in any Option Agreement, the Option Price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares (but with Shares only if permitted by the Option Agreement or otherwise permitted by the Committee in its sole discretion at the time of exercise) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company. Any permitted payment through the tender of Shares may be made by instruction from the Optionee to the Company to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised.

7.       Termination of Option Period.   The unexercised portion of an Option
         shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

             (i) thirty (30) days after the date that an Optionee ceases to be a Director regardless of the reason therefor other than as a result of such termination by death of the Optionee;

             (ii) one year after the date that an Optionee ceases to be a Director by reason of death of the Optionee, or six months after the Optionee shall die if that shall occur during the thirty-day period described in Subsection 7(i); or

             (iii) the tenth (10th) anniversary of the Date of Grant of the Option.

8.       Adjustment of Shares.

         (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

             (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

             (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

         (b) Except as otherwise expressly provided herein, the issuance by the Company of Shares of its capital stock of any class, or securities convertible into Shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

         (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company; (3) any issue by the Company of debt securities, or preferred or preference stock which would rank above the Shares subject to outstanding Options; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

9.       Transferability of Options.   Each Option Agreement shall provide that
         such Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution provided, however, that the Committee, in its sole discretion may allow for the transferability of any option previously granted or to be granted pursuant to this Plan.

10.      Issuance of Shares.   No person shall be, or have any of the rights or
         privileges of, a Shareholder of the Company with respect to any of the Shares subject to an Option, unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan, any Option Agreement or any law or regulation including, but not limited to, the following:

         (i) a representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

         (ii) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         Share certificates issued to an Optionee who is a party to any Shareholders agreement or a similar agreement shall bear the legends contained in such agreements.

11. Amendment, Modification, Suspension or Discontinuance of this Plan. The Board of Directors may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements, including any change in the provisions of Rule 16b-3 and Section 162(m) of the Code that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the Shares of stock represented at a meeting of Shareholders for which a quorum is present, to (i) increase materially the aggregate number of Shares of stock that may be issued under the Plan (except for adjustments pursuant to paragraph 8 of the Plan), (ii) increase materially the benefit accruing to Optionees under the Plan, or (iii) modify materially the requirements as to eligibility for participation in the Plan.

12.      Interpretation.

         (a) If any provision of this Plan is held to be invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

         (b)     THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

         (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

13. Section 83(b) Election. If as a result of exercising an Option, an Optionee receives Shares that are subject to a "substantial risk of forfeiture" and are not "transferable" as those terms are defined for purposes of Section 83(a) of the Code, then such Optionee may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Shares are transferred to him, the excess of the Fair Market Value of such Shares at the time of transfer (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Shares. If the Optionee makes the Section 83(b) election described above, the Optionee shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such withholding as the Committee may reasonably require in its sole and absolute discretion.

14. Effective Date and Termination Date. The effective date of this Plan is the 13th day of April, 1993, the date on which the Board originally adopted this Plan. The Shareholders of the Company approved the Plan on June 15, 1993. The Plan was subsequently amended and restated by the Board on August 29, 1996. This Plan shall terminate on the tenth
         (10th) anniversary of the effective date, subject to early termination by the Board pursuant to Paragraph 11 of the Plan.

15.      Government Regulations.   The Plan, and the granting and exercise of
         Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

PROXY

                                   ICO, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR ANNUAL MEETING OCTOBER 7, 1996

The undersigned hereby appoints Asher O. Pacholder and Sylvia A. Pacholder, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of ICO, Inc. to be held in Houston, Texas on Monday, October 7, 1996, and any adjournment of such meeting on the matters specified and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

Election of three Class II directors to serve until the 1999 Annual Meeting of
Shareholders: Sylvia A. Pacholder, William J. Morgan and William E. Willoughby. Election of James E. Gibson, a Class III director, to serve until the 1997 Meeting of Shareholders.

                 (change of address)

- --------------------------------------------------------

- --------------------------------------------------------

- --------------------------------------------------------

- --------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                               -----------
                                                               SEE REVERSE
                                                                   SIDE
                                                               -----------

[X]      PLEASE MARK YOUR                       SHARES IN YOUR NAME
         VOTES AS IN THIS
         EXAMPLE.


1. Election of Directors (SEE REVERSE)

         FOR              WITHHELD
         [ ]                [ ]

For, except vote withheld from the following nominee(s):

- --------------------------------------------------------

2. The approval of the ICO, Inc. 1996 Stock Option Plan.

         FOR              AGAINST          ABSTAIN
         [ ]                [ ]              [ ]

3. The approval of the amendment and restatement of the 1993 non-employee directors stock option plan which includes increasing the number of shares of Common Stock issuable under the plan from 80,000 to 160,000 shares.

         FOR              AGAINST          ABSTAIN
         [ ]                [ ]              [ ]

4. The ratification of the appointment of Price Waterhouse LLP as independent accountants.

         FOR              AGAINST          ABSTAIN
         [ ]                [ ]              [ ]

Change of Address                 [ ]

Attend Meeting                    [ ]


SIGNATURE(S)                                              DATE
            ---------------------------------------------      ----------------
SIGNATURE(S)                                              DATE
            ---------------------------------------------      ----------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.